UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 6, 2011

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd. St. Charles, MO	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The purpose of this Form 8-K/A filing is to report that, due to clerical error, the text of the press release issued by LMI Aerospace, Inc. (the “Company”) on May 6, 2011, which announced, among other things, its financial performance for the three-month period ended March 31, 2011 (the “Press Release”), differed slightly from the text of the document attached as Exhibit No. 99.1 to the Company’s Current Report on Form 8-K (the “Form 8-K”), which was filed with the Securities and Exchange Commission on May 6, 2011 (File No. 0-24293, 11817739).  In order to correct this error, pursuant to Rule 412 of Regulation C under the Securities Act of 1933, as amended, the Form 8-K is hereby amended and superseded in its entirety by this Form 8-K/A, which includes a revised Exhibit No. 99.1 that conforms to the text of the Press Release.

Section 2 – Financial Information

Item 2.02.  Results of Operations and Financial Condition.

On May 6, 2011, LMI Aerospace, Inc. (the “Company”) issued a press release (the “Press Release”) announcing, among other things, its financial performance for the three-month period ended March 31, 2011.  The full text of the Press Release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

A conference call to discuss the financial results will be held on Friday, May 6, 2011 at 9:00 a.m. CDT, which will be hosted by Ronald S. Saks, Chief Executive Officer, and Lawrence E. Dickinson, Vice President, Chief Financial Officer and Secretary.

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure.

The Company also announced in the Press Release that its guidance for fiscal year 2011 remains unchanged.

The information in Items 2.02 and 7.01 above shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Text of press release issued by the Company dated May 6, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 6, 2011

LMI AEROSPACE, INC.

By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of press release issued by the Company dated May 6, 2011.